Report of Certified Public Accountants

Board of Directors
C Blade SpA Forging & Manufacturing
We have audited the accompanying financial statements of C Blade SpA Forging & Manufacturing, which comprise the balance sheet as of December 31, 2014, and the related statements of operations, shareholders’ equity, and cash flows for the year then ended, and the related notes to the financial statements.
Management’s responsibility for the financial statements
Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.
Auditor’s responsibility
Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.
We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Opinion
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of C Blade SpA Forging & Manufacturing as of December 31, 2014 and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.
Pordenone, July 6, 2015

/s/ Ria Grant Thornton S.p.A.

Giancarlo Pizzocaro
Partner

C Blade S.p.A. Forging & Manufacturing
Statement of Operations
(Amounts in thousands)

Year Ended December 31,
2014
Net sales	€21,360
Cost of goods sold	16,809
Gross profit	4,551
Selling, general and administrative expenses	2,825
Amortization of intangible assets	59
Loss on disposal or impairment of operating assets	9
Operating income	1,658
Interest expense	530
Foreign currency exchange loss, net	26
Income from continuing operations before income tax provision	1,102
Income tax provision	622
Net income	€480

See notes to financial statements.

C Blade S.p.A. Forging & Manufacturing
Balance Sheet
(Amounts in thousands, except per share data)

December 31,
2014
ASSETS
Current assets:
Cash and cash equivalents	€1,022
Receivables, net of allowance for doubtful accounts of €48	4,403
Inventories, net	4,445
Deferred income taxes	1,151
Prepaid expenses and other current assets	511
Total current assets	11,532
Property, plant and equipment, net	8,752
Intangible assets, net	108
Goodwill	6,597
Other assets	82
Total assets	€27,071

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current maturities of long-term debt	€2,162
Short-term debt	4,575
Accounts payable	3,617
Accrued liabilities	4,005
Total current liabilities	14,359
Long-term debt, net of current maturities	6,552
Deferred income taxes	634
Pension liability	448
Other long-term liabilities	139
Shareholders’ equity:
Common shares, par value €5 per share, authorized 700,000 shares; issued and outstanding shares	3,500
Treasury shares - 30 shares	(443)
Retained earnings	1,882
Total shareholders’ equity	4,939
Total liabilities and shareholders’ equity	€27,071
See notes to financial statements.

C Blade S.p.A. Forging & Manufacturing
Statement of Cash Flows
(Amounts in thousands)

Year Ended December 31,
2014
Cash flows from operating activities:
Net income	€480
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and Amortization	2,520
Loss on disposal of operating assets	9
Deferred income taxes	(191)
Changes in operating assets and liabilities:
Receivables	1,980
Inventories	(741)
Prepaid expenses and other current assets	36
Accounts payable	(147)
Accrued liabilities	(1,382)
Other long-term liabilities	(1)
Net cash provided by operating activities	2,563
Cash flows from investing activities:
Proceeds from disposal of property, plant and equipment	11
Purchase of intangible assets	(79)
Capital expenditures	(1,017)
Net cash used for investing activities	(1,085)
Cash flows from financing activities:
Proceeds from long-term note	980
Repayments of long-term note	(1,233)
Borrowings on line of credit, net	(235)
Repayments of capital lease obligations	(116)
Net cash used for financing activities	(604)
Increase in cash and cash equivalents	874
Cash and cash equivalents at beginning of year	148
Cash and cash equivalents at end of year	€1,022
Supplemental disclosure of cash flow information:
Cash paid for interest	€(463)
Cash paid for income taxes, net	€(351)
Non-cash investing transactions:
Additions to property, plant & equipment - incurred but not yet paid	€282

See notes to financial statements.

C Blade S.p.A. Forging & Manufacturing
Statement of Shareholders’ Equity
(Amounts in thousands)

	Common Shares	Retained Earnings	Accumulated Other Comprehensive Loss	Common Shares Held in Treasury	Total Shareholders’ Equity
Balance - December 31, 2013	€3,500	€1,402	€—	€(443)	€4,459

Net income	—	480	—	—	480
Balance - December 31, 2014	€3,500	€1,882	€—	€(443)	€4,939
See notes to financial statements.

C Blade S.p.A. Forging & Manufacturing
Notes to Financial Statements
(Amounts in thousands)

1. Summary of Significant Accounting Policies

A. DESCRIPTION OF BUSINESS
C*Blade S.p.A. Forging & Manufacturing (the "Company" or "C*Blade") operations consist primarily of manufacturing metal forgings for the power generation and oil markets. C*Blade's manufacturing facilities are located in Maniago, Italy.

B. FINANCIAL STATEMENT PRESENTATION
The financial statements of C*Blade reported in Euros, have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

C. CASH EQUIVALENTS
The Company considers all highly liquid short-term investments with original maturities of three months or less to be cash equivalents. Cash and cash equivalents are subject to an insignificant risk of changes in value. The Company's cash and cash equivalent bank balances exceed federally insured limits at December 31, 2014.

D. CONCENTRATIONS OF CREDIT RISK
Receivables are presented net of allowance for doubtful accounts of €48 at December 31, 2014. Accounts receivable outstanding longer than the contractual payment terms are considered past due. The Company writes off accounts receivable when they become uncollectible. During 2014, there were no accounts receivable write-offs against the allowance for bad debt and there was not bad debt expense incurred.

Most of the Company’s receivables represent trade receivables due from manufacturers of turbine engines, including a significant concentration of European based companies. In fiscal year 2014, 62% of the Company’s net sales were from five of its largest customers who individually accounted for 18%, 12%, 11%, 11% and 10% of net sales, respectively. No other single customer or group represented greater than 10% of total net sales in 2014. At December 31, 2014, three of the Company’s largest customers had outstanding net accounts receivable who individually accounted for 47%, 15% and 12% of net accounts receivable, respectively. The Company performs ongoing credit evaluations of its customers’ financial conditions. The Company believes its allowance for doubtful accounts is sufficient based on the credit exposures outstanding at December 31, 2014.
E. INVENTORY VALUATION
Inventories are stated at the lower of cost or market and cost for raw material is determined by specific identification of actual cost and first-in, first out method is used to value for the remainder of the Company's inventory.

The Company maintains allowances for obsolete and excess inventory. The Company evaluates its allowances for obsolete and excess inventory annually, and requires at a minimum that reserves be established based on an analysis of the age of the inventory. In addition, if the Company identifies specific obsolescence, other than that identified by the aging criteria, an additional reserve will be recognized. Specific obsolescence and excess reserve requirements may arise due to technological or market changes, or based on cancellation of an order. The Company’s reserves for obsolete and excess inventory were €1,455 at December 31, 2014.

F. PROPERTY, PLANT AND EQUIPMENT
Property, plant and equipment are stated at cost. Depreciation is generally computed using the straight-line method. Depreciation is provided in amounts sufficient to amortize the cost of the assets over their estimated useful lives. Depreciation provisions are based on estimated useful lives:

Building	10-33 years

Plant and machinery	6-10 years

Vehicles	4-5 years

Furniture, fittings and equipment	1-9 years

Molds and dies	4 years

C Blade S.p.A. Forging & Manufacturing
Notes to Financial Statements – (Continued)

The Company's property, plant and equipment assets by major asset class at December 31 consist of:

2014
Property, plant and equipment :
Land	€1,210
Buildings	5,314
Machinery and equipment	29,153
Total property, plant and equipment	35,677
Accumulated depreciation	26,925
Property, plant and equipment, net	€8,752
The Company has various capital lease arrangements which are classified within machinery and equipment and approximate €3,034 at the end of 2014, net of accumulated depreciation of approximately €2,355.

The Company reviews the carrying value of its long-lived assets, including property, plant and equipment, at least annually or when events and circumstances warrant such a review. This review is performed using estimates of future undiscounted cash flows, which include proceeds from disposal of assets. If the carrying value of a long-lived asset is greater than the estimated undiscounted future cash flows, then the long-lived asset is considered impaired and an impairment charge is recorded for the amount by which the carrying value of the long-lived asset exceeds its fair value.

Depreciation expense was €2,457 in 2014.

In 2014 the Company did not capitalize borrowing costs.

G. GOODWILL AND INTANGIBLE ASSETS
Goodwill represents the excess of the purchase price paid over the fair value of the net assets of an acquired business. Goodwill is subject to annual impairment testing and the Company has selected December 31 as the annual impairment testing date. The Company first assesses qualitative factors to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying value, including goodwill. If so, then a two-step impairment test is used to identify potential goodwill impairment. The first step of the goodwill impairment test compares the fair value of a reporting unit (as defined) with its carrying amount, including goodwill. If the fair value of the reporting unit exceeds its carrying amount, goodwill is not considered impaired, and the second step of the goodwill impairment test is not required. The second step measures the amount of impairment, if any, by comparing the carrying value of the goodwill associated with a reporting unit to the implied fair value of the goodwill derived from the estimated overall fair value of the reporting unit and the individual fair values of the other assets and liabilities of the reporting unit.

Intangible assets consist of identifiable intangibles acquired and include capitalized software costs. Intangible assets are amortized over their useful lives of approximately 3 years.

H. REVENUE RECOGNITION
Revenue is generally recognized when products are shipped or services are provided to customers net of rebates and discounts.

I. CAPTIAL LEASE OBLIGATIONS
Capital leases are accounted for as the acquisition of an asset and the commitment of an obligation by the lessee and as a sale or financing by the lessor. All other leases are accounted for as operating leases.

J. IMPACT OF ADOPTED ACCOUNTING STANDARDS
In July 2013, the FASB issued ASU 2013-11, "Income Taxes (Topic 740): Presentation of an Unrecognized Tax Benefit When a Net Operating Loss Carry-forward, a Similar Tax Loss, or a Tax Credit Carry-forward Exists," which defines the presentation requirements of an unrecognized tax benefit, or a portion of an unrecognized tax benefit, in the financial statements. The new guidance became effective for the Company beginning January 1, 2014 and it did not impact the Company's financial statements.

K. IMPACT OF NEWLY ISSUED ACCOUNTING STANDARDS
In April 2014, the FASB issued ASU 2014-08, "Presentation of Financial Statements and Property, Plant, and Equipment — Reporting Discontinued Operations and Disclosures of Disposals of Components of an Entity,'' which revises what qualifies as a discontinued operation, changes the criteria for determining which disposals can be presented as discontinued operations and

C Blade S.p.A. Forging & Manufacturing
Notes to Financial Statements – (Continued)

modifies related disclosure requirements. This ASU will be effective for the Company for applicable transactions occurring on or after January 1, 2015. The Company will prospectively apply the guidance to applicable transactions.
In May 2014, the FASB issued ASU 2014-09, "Revenue from Contracts with Customers," which clarifies existing accounting literature relating to how and when a company recognizes revenue. Under ASU 2014-09, a company will recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods and services. ASU 2014-09 will be effective for the Company January 1, 2018. The Company is in the process of determining what impact the adoption of this ASU will have on its financial position, results of operations and cash flows.
In August 2014, the FASB issued ASU 2014-15, "Presentation of Financial Statements—Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern," which the intent is to define the Company's responsibility to evaluate whether there is substantial doubt about an organization’s ability to continue as a going concern and to provide related footnote disclosures. This ASU will be effective for the Company December 31, 2016. The Company will prospectively apply the guidance to applicable transactions.

L. USE OF ESTIMATES
U.S. GAAP requires management to make a number of estimates and assumptions relating to the reported amounts of assets and liabilities and the disclosure of contingent liabilities, at the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the period in preparing these financial statements. Actual results could differ from those estimates.

M. DERIVATIVE FINANCIAL INSTRUMENTS
Historically, the Company has been able to mitigate the impact of foreign currency risk, to the extent it existed, by means of hedging such risk through the use of foreign currency exchange contracts, which typically expired within one year. However, such risk was mitigated only for the periods for which the Company had foreign currency exchange contracts in effect, and only to the extent of the Euro amounts of such contracts. At December 31, 2014, the Company had one foreign currency exchange contract outstanding with a notional amount of €627 and a negative fair value of €30 (level 2 of fair value hierarchy).

N. RESEARCH AND DEVELOPMENT
Research and development costs are expensed as they are incurred. Research and development expense was nominal in 2014.

O. INCOME TAXES
The Company files an Italian income tax return.

The Company provides deferred income taxes for the temporary difference between the financial reporting basis and tax basis of the Company’s assets and liabilities. Such taxes are measured using the enacted tax rates that are assumed to be in effect when the differences reverse. Deferred tax assets result principally from recording certain expenses in the financial statements in excess of amounts currently deductible for tax purposes. Deferred tax liabilities result principally from tax depreciation in excess of book depreciation.

The Company evaluates at each balance sheet date for uncertain tax positions taken. The Company recognizes the financial statement benefit of a tax position only after determining that the relevant tax authority would more likely than not sustain the position. For tax positions meeting the more-likely-than-not threshold, the amount recognized in the financial statements is the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the relevant tax authority. The Company's policy for interest and/or penalties related to underpayments of income taxes is to include interest and penalties in tax expenses.

The Company maintains a valuation allowance against its deferred tax assets when management believes it is more likely than not that all or a portion of a deferred tax asset may not be realized. Changes in valuation allowances are included in the income tax provision in the period of change. In determining whether a valuation allowance is warranted, the Company evaluates factors such as prior earnings history, expected future earnings, carry-back and carry-forward periods and tax strategies that could potentially enhance the likelihood of the realization of a deferred tax asset.

P. GOVERNMENT GRANTS
Government grants are recognized on an accrual basis in direct relation to the costs incurred when there is a formal resolution approving the right to the grant.

Grant income was €23 during 2014. Advanced grant payments received, related to income and classified as current were €101 at December 31, 2014. Grants related to income are classified within operating expenses.

C Blade S.p.A. Forging & Manufacturing
Notes to Financial Statements – (Continued)

Q. FAIR VALUE MEASUREMENTS
Fair value is defined as the price that would be received to sell an asset, or paid to transfer a liability, in an orderly transaction between market participants at the measurement date. In determining fair value, the Company utilizes certain assumptions that market participants would use in pricing the asset or liability, including assumptions about risk and/or the risks inherent in the inputs to the valuation technique. Based on the examination of the inputs used in the valuation techniques, the Company is required to provide the following information according to the fair value hierarchy. The fair value hierarchy ranks the quality and reliability of the information used to determine fair values. Financial assets and liabilities carried at fair value will be classified and disclosed in one of the following three categories:
Level 1 Quoted market prices in active markets for identical assets or liabilities
Level 2 Observable market based inputs or unobservable inputs that are corroborated by market data
Level 3 Unobservable inputs that are not corroborated by market data

A financial instrument’s categorization within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement. The book value of cash equivalents, accounts receivable, accounts payable, and revolving credit facilities are considered to be representative of their fair values because of their short maturities.

2.Inventories

Inventories at December 31 consist of:

2014
Raw materials and supplies	€932
Work-in-process	2,094
Finished goods	1,419
Total inventories, net	€4,445

3. Goodwill and Intangible Assets
The Company’s intangible asset by major asset class subject to amortization at:

December 31, 2014	Estimated Useful Life	Original Cost	Accumulated Amortization	Net Book Value
Intangible asset:
Internal use software	3 years	€200	€92	€108
Total intangible asset		€200	€92	€108

The amortization expense on identifiable intangible assets for 2014 was €58. Amortization expense associated with the identified intangible asset is expected to be as follows:

Amortization Expense
Fiscal year 2015	€58
Fiscal year 2016	42
Fiscal year 2017	8
Goodwill is not amortized, but is subject to an annual impairment test. The Company tests its goodwill for impairment in the fourth quarter, and in interim periods if certain events occur indicating that the carrying amount of goodwill may be impaired. After performing a qualitative assessment in 2014, the Company performed a quantitative assessment of goodwill for impairment. The impairment test consisted of a comparison between the fair value of the indefinite lived intangible assets, as determined by projected discounted cash flows from future operations, and the carrying values. The Company concluded that no impairment exists at December 31, 2014. Only a portion of the goodwill is expected to be deductible for tax purposes.

4. Accrued Liabilities
Accrued liabilities at December 31 consist of:

2014
Accrued employee compensation and benefits	€1,254
Corporate income tax	1,112
Social security	756
Advance payments from customers	292
Withholding tax liability	183
Advance payments relating to government grants	101
Fair value of derivatives	30
Other accrued liabilities	277
Total accrued liabilities	€4,005

5.    Debt
In connection with our research and development activities, we have been granted long-term financing contracts below market interest rates were €2,225. The benefit of the below-market rate of interest is measured as the difference between the initial carrying value of the loan and the proceeds received. The deferred interest benefit was €228 at December 31, 2014 (of which €139 is classified as non-current).

Long-term debt at December 31 consists of (level 2 of fair value hierarchy as book value approximates fair value):

2014
Secured credit facilities	€4,800
Secured capital lease obligations	286
Unsecured credit facilities	3,628
8,714
Less – current maturities	2,162
Total long-term debt	€6,552

At December 31, 2014, the outstanding long-term debt, excluding secured capital lease financing is detailed below.

Bank	Interest Rate	Issue date	Maturity Date	December 31, 2014
Italian Ministry of Production*	1.012%	July 26, 2002	July 26, 2015	€120
Banca Sella	3m Euribor + 2.4%	May 25, 2009	October 15, 2017	1,372
Mediocredito	1m Euribor + 3.25%	September 29, 2011	August 31, 2017	571
BNL	12m Euribor + 3.5%	March 4, 2013	January 31, 2017	257
Friuladria	3m Euribor + 4.2%	December 16, 2013	December 31, 2016	340
Friuladria	6m Euribor x 365/360 + 1.25% (minimum 4.00%)	October 17, 2007	April 30, 2020	2,696
Mediocredito*	50% x 12m Euribor discounted (minimum 1.55%)	December 21, 2006	July 1, 2016	244
Mediocredito*	50% x 6m Euribor discounted (minimum 0.95%)	June 25, 2009	January 1, 2021	998
Mediocredito*	50% x 6m Euribor discounted (minimum 0.95%)	April 30, 2010	July 1, 2021	863
Mediocredito	1m Euribor + 2.40%	November 16, 2014	October 16, 2019	967

				€8,428
*Long-term financing contracts below market interest rates.
Long-term debt matures in the years subsequent to December 31, 2014 as follows:

	Minimum long-term debt payments	Minimum capital lease payments

2015	€2,256	€135
2016	2,256	49
2017	1,795	54
2018	1,093	43
2019	1,031	24
2020 and thereafter	825	—
Subtotal	9,256	305
Less: amount representing interest (*)	828	19

Minimum payments net of interest	€8,428	€286

(*) Minimum long-term debt interest payments are shown gross of €228 of deferred interest benefits.

Accounts Receivable Purchase Agreement
The Company sells trade receivables of a major client under an agreement executed on June 16, 2005 as subsequently amended between the Company and an unaffiliated financial institution. This program allows the Company to receive a cash payment for sold receivables. These are uncommitted programs, whereby the Company offers receivables for sale to the unaffiliated financial institution, which are then subject to acceptance by the unaffiliated financial institution. Following the sale and transfer of the receivables to the unaffiliated financial institution, the receivables are not isolated from the Company, and effective control of the receivables is not passed to the unaffiliated financial institution, which does not have the right to pledge or sell the receivables. The Company accounts for the sale of receivables under this agreement as short-term debt and continues to carry the receivables on its Balance Sheet. There was €1,665 of short-term borrowings relating to this agreement at December 31, 2014 classified within short-term debt (level 2 of fair value hierarchy as book value approximates fair value). The carrying value of the receivables pledged as collateral was €2,226 at December 31, 2014 (level 2 of fair value hierarchy as book value approximates fair value).

Accounts Receivable Pledged
The interest rate on the short-term debt associated with accounts receivable pledged under the accounts receivable purchase agreement fluctuates with the applicable Euribor rate, and thus the carrying value is a reasonable estimate of fair value.

6.     Income Taxes
The Company is only subject to non-US income tax on income before income tax provision of €1,102 for 2014.

Income taxes before income tax provision consist of the following:

Year Ended December 31,
2014
Current income tax provision:
Non-U.S.	€813
Total current tax provision	813
Deferred income tax provision (benefit):
Non-U.S.	(191)
Total deferred tax provision (benefit)	(191)
Income tax provision	€622

C Blade S.p.A. Forging & Manufacturing
Notes to Financial Statements – (Continued)

The income tax provision differs from amounts currently payable or refundable due to certain items reported for financial statement purposes in periods that differ from those in which they are reported for tax purposes. The income tax provision from continuing operations in the accompanying statement of operations differs from amounts determined by using the statutory rate as follows:

Year Ended December 31,
2014
Income before income tax provision	€1,102

Theoretical local income tax provision	303
Tax effect of:
Local production tax (IRAP)	293
Permanent items	26
Income tax provision	€622

Deferred tax assets and liabilities at December 31 consist of the following:

2014
Deferred tax assets:
Employee benefits	€82
Inventory valuation	769
Deferred revenue	290
Other	10
Total deferred tax assets	1,151
Deferred tax liabilities:
Property, plant and equipment and intangible assets	524
Leasing	110
Total deferred tax liabilities	634
Net deferred tax assets	517
Valuation allowance	—
Net deferred tax assets	€517

The Company did not have any uncertain tax positions in 2014.

The Company is subject to income taxes in Italy. The Company believes it has appropriate support for its Italian income tax returns. The Company is no longer subject to Italian income tax examinations by tax authorities for years prior to 2010.

7.     Retirement Benefit Plans

The severance entitlement payable to Italian employees pursuant to article 2120 of the Italian Civil Code (“TFR”) qualifies as a defined-benefit plan for the portion of the benefit earned before the application of the new law enacted December 27, 2006 and as a defined contribution plan for the portion earned after the application of the new law.

Defined benefit plan
Regarding our staff leaving indemnities (“TFR”), Italian law provides for severance payments to employees upon dismissal, resignation, retirement or other termination of employment. The TFR was considered an unfunded defined benefit plan before the changes introduced by law No. 296 of December 27, 2006 as amended, and is measured as the actuarial present value of the vested benefits to which the employee would be entitled if the employee separated at the balance sheet date.

Defined contribution plan
Subsequent to December 27, 2006, the Italian employees are given the choice to invest TFR contributions in the National Social Security Institute or in other external pension funds. As a result, TFR contributions under the reformed Italian pension system

C Blade S.p.A. Forging & Manufacturing
Notes to Financial Statements – (Continued)

are accounted for as a defined contribution plan, and reported in the statement of operations on an accrual basis. Contributions paid in advance are reported as an asset that will be refunded or offset against future payments, where due.

The following table sets forth key information of the TFR qualifying as defined benefit plan at and for the year ended December 31, 2014.

TFR (defined benefit plan)
Balance - at January 1, 2014	€449
Interest cost	6
Benefits paid	(7)
Balance - at December 31, 2014	€448
Contribution payables to external pension funds and the National Social Security Institute, included in accrued expenses and other current liabilities amounted to €134 at December 31, 2014. Contribution payables are settled by the Company within the following month or quarter depending on the pension fund chosen by the employee.

Included in the statement of operations was €347 in 2014, related to the Company's TFR pension plan and define contribution plan.
8. Commitments and Contingencies
In the normal course of business, the Company may be involved in ordinary, routine legal actions. The Company cannot reasonably estimate future costs, if any, related to these matters; however, it does not believe any such matters are material to its financial condition or results of operations. The Company maintains various liability insurance coverage to protect its assets from losses arising out of or involving activities associated with ongoing and normal business operations; however, it is possible that the Company’s future operating results could be affected by future costs of litigation.

9. Business Information
Geographic net sales are based on location of customer. Italy is the single largest country for customer sales, accounting for 29% of net sales in 2014. Net sales to customers located in Germany, Switzerland, Africa and Poland accounted for 13%, 11%, 10% and 10% of net sales in 2014, respectively. No other single country represents greater than 10% of net sales in 2014.

Substantially all of the Company's operations and identifiable assets are located within Italy.

10. Related Party Transactions
C*Blade and Riello Investimenti S.p.A. Party Transactions

In the ordinary course of business, C*Blade is engaged in related party transactions with, its parent company, Riello Investimenti S.p.A. (“Riello”) during 2014. The transactions related to strategic support and management consultancy services provided by Riello to C*Blade.

The following table summarizes the transactions with Riello as included in the financial statements for the year ended December 31, 2014:

Statement of Operations	Year Ended December 31, 2014

Selling, general and administrative expenses	€100
There were no outstanding receivables from or accounts payable due to Riello at December 31, 2014.

There were no other related party transactions in the year ended December 31, 2014.

C Blade S.p.A. Forging & Manufacturing
Notes to Financial Statements – (Continued)

11. Subsequent Events
On March 17, 2015, SIFCO Industries, Inc. announced that it had entered into a definitive agreement to acquire C*Blade from Riello Investment Partners. Closing will occur following satisfaction of certain conditions and regulatory approvals, currently anticipated by the beginning of July 2015.

We have evaluated subsequent events from the balance sheet date through 6 July, 2015 the date these financial statements have been approved by the Board of Directors and available to be issued. We determined there were no other items to disclose or record in the financial statements.